Exhibit 99.1
For Release at 500pm EST on February 28, 2007
Gasco Energy Announces 2006 Financial Results;
Provides Initial 2007 CAPEX Budget Guidance;
Drills Blackhawk Well in Record 14 Days
DENVER — February 28, 2007 — (PR Newswire) — Gasco Energy (AMEX: GSX) today announced financial and operating results for the fourth quarter and full-year ended December 31, 2006.
Full-year 2006 Financial Results
For the year-ended December 31, 2006, Gasco reported a net loss attributable to common shareholders of $55.8 million, or $0.65 per share, as compared to breakeven results for 2005 of $71,000 net loss, or $0.00 per share. All per share figures are basic and diluted. Included in the full-year operating expenses is a non-cash charge of $51 million related to an impairment of the carrying value of oil and gas properties that was incurred in the second quarter of 2006. Net income before the impairment charge (1), a non-GAAP measure, was a net loss for the year of $4.8 million or $0.06 per share.
Total revenues grew by 52% to a company-record $25.7 million, as compared to $16.9 million in 2005. Oil and gas sales for 2006 were a company-record $21.0 million as compared to $14.1 million for the same period in 2005. The $7.0 million increase in oil and gas sales during 2005 is comprised of $17.3 million related to the production increase offset by $10.3 million related to the decrease in commodity prices. Gathering revenues from the company’s pipeline grew to $1.9 million from $1.4 million in 2005. The revenue growth is attributed to increased throughput of natural gas volumes gathered and processed. For the full year, the average prices received for Gasco’s natural gas and liquids were $5.38 per thousand cubic feet of natural gas (Mcf) and $54.86 per barrel of liquid hydrocarbons. This compares to $8.16 per Mcf and $56.91 per barrel for 2005. The company has no hedges in place.
Gasco’s total assets at year-end were $165.5 million, down from $201.2 million at year-end 2005. The decline in total assets is attributed to the above-mentioned loss of $55.8 million.
Net cash provided by operating activities for 2006 was a record $9.4 million as compared to $2.1 million in 2005, an increase of 348%.
Fourth Quarter 2006 Financial Results
For the quarter-ended December 31, 2006, Gasco reported a net loss of $1.8 million, or $0.02 per share, as compared to net income for 2005 of $2.0 million, or $0.03 per share. Total revenues were $6.6 million, as compared to $8.3 million in 2005. The decrease in total revenue is attributed to lower prices received for sales of the company’s natural gas offset by increased natural gas production. Oil and gas sales for the fourth quarter 2006 were $5.6 million as compared to $7.4 million for the same period in 2005. For the fourth quarter of 2006 the average price received for sales of Gasco’s natural gas and liquids was $4.96 per Mcf and $46.55 per barrel of liquid hydrocarbons. This compares to $9.58 per Mcf and $58.37 per barrel for the same period in 2005.

Record Quarterly and Annual Production
Estimated cumulative net production for the year-ended December 31, 2006 was 3,817 million cubic feet of natural gas equivalent (MMcfe), an increase of 123% over full-year 2005 production of 1,713 MMcfe. Included in the 2006 equivalent calculation is 21,646 barrels of oil, an increase of 104% over 2005 oil volumes produced.
Estimated cumulative net production for the quarter ended December 31, 2006 was 1,106 MMcfe, an increase of 17% over third quarter 2006 production of 947 MMcfe, and 43% above fourth quarter 2005’s production of 776 MMcfe. Net production increases are attributed to the completion of new wells and to a higher average working interest in those wells partially offset by normal production declines in existing wells. Riverbend Project constitutes 100% of Gasco’s gross and net production.
2007 Initial Capital Expenditure Budget
Gasco also today announced an initial budget of $40 million for its 2007 capital expenditure (Capex) program subject to approval by its board of directors. The program will primarily cover the drilling and completion of approximately 10 net wells on Gasco’s Riverbend Project located in the Uinta Basin of Utah and the installation of associated pipeline infrastructure, distribution facilities and geophysical operations. The Capex budget also includes the completion of a well suspended in 2006 in Wyoming. This budget will be funded primarily from cash on hand, cash flow from operations and borrowings under the company’s reserve-based revolving line of credit. Currently borrowing base for the revolving line of credit is $25 million, of which none of the facility is drawn.
Subsequent Events
•	The Company recently reached total depth (TD) on a 12,358’ well in its Riverbend project in a record 14 days. Management has revised its target time to reach TD to 20 days from 25 days, previously.

•	The extremely cold temperatures experienced in our Utah field (night time temperatures as low as 35°F below zero) for much of mid-January severely impacted our ability to flow our production to sales and undertake completion operations. As much as 50% of our production was curtailed for approximately two weeks. Consequently, first quarter 2007 production will be lower than it might otherwise have been.

•	During the first quarter of 2007 the Company reached total depth on its Hilliard test at the Cottonwood Ranch 24-21 well (Gasco 25% working interest) in the Green River Basin of Wyoming. While the well logs showed the presence of hydrocarbons they were not deemed to be present in sufficient quantities to make a commercial completion and the well was plugged and abandoned.

•	The high resolution 2-D seismic program in Utah is underway with the drilling of the shot holes.
Mancos Shale Test — Riverbend Project, Utah
Gasco recently spudded a deep well to test the productive potential of the Wasatch, upper and lower Mesaverde and Blackhawk formations, the Mancos Shale, and Dakota / Morrison sandstones. The Federal 14-31 (100% WI — GSX operates) is currently drilling below 7,800 feet to a proposed total depth of 16,650 feet. The preliminary well cost estimate to drill and complete the well is $7.3 million. Estimated time to reach total depth is 90 days from spud.
The Federal 14-31 is located in the core Riverbend Blackhawk Spring Canyon marine trend where Gasco has the most geological control and continues to have consistent and favorable results. Gasco’s geological and engineering team expects to encounter numerous stacked over-pressure natural gas pay zones throughout the wellbore. Increased activity by industry targeting deeper pay zones is ongoing in the Uinta Basin with encouraging preliminary results. Geological modeling indicates that the Mancos Shale and associated sandstone members are prevalent under much of Gasco’s Uinta Basin leasehold where the natural gas resource can be more efficiently recovered using the proven, modern drilling and completion technologies currently benefiting Rockies operators.

Teleconference Call
A conference call with investors, analysts and other interested parties is scheduled for 11:00 a.m. EST on Thursday, March 1, 2007 to discuss 2006 financial and operating results. You are invited to listen to the call which will also be broadcast live over the Internet at www.gascoenergy.com.

Date:	Thursday, March 1, 2007

Time:	11:00 a.m. EST
10:00 a.m. CST
9:00 a.m. MST
8:00 a.m. PST

Call:	(866) 392-4171 (US/Canada) and (706) 634-6345 (International), passcode 1173340

Internet:	Live and rebroadcast over the Internet: log on to www.gascoenergy.com

Replay:	Available through Saturday, March 3, 2007 at (800) 642-1687 (US/Canada) and (706) 645-9291 (International) using passcode 1173340 and for 30 days at www.gascoenergy.com
About Gasco Energy
Gasco Energy, Inc. is a Denver-based natural gas and oil exploitation and development company that focuses on natural-gas-rich prospects in the Rocky Mountain area of the United States. The Company currently is active in the Uinta Basin in Utah and controls acreage in the Greater Green River Basin of Wyoming. To learn more, visit www.gascoenergy.com.
Forward-looking statements
Certain statements set forth in this press release relate to management’s future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the Company’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the Company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the Company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company’s cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under “Risk Factors” in Item 1. of the Company’s 2006 filing on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007.
Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044
[Financial and Operational Tables Accompany this News Release]
The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco’s filing on Form 10-K dated February 28, 2007.

GASCO ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$12,876,879	$62,661,368
Restricted investment	3,575,000	10,139,000
Short-term investments	6,000,000	15,000,000
Accounts receivable
Joint interest billings	5,955,186	1,792,038
Revenue	3,081,850	3,115,154
Inventory	1,297,498	1,182,982
Prepaid expenses	644,490	645,554

Total	33,430,903	94,536,096

PROPERTY, PLANT AND EQUIPMENT, at cost
Oil and gas properties (full cost method)
Proved properties	159,407,481	83,972,300
Unproved properties	12,538,067	13,323,712
Wells in progress	5,215,252	—
Gathering assets	12,703,346	4,831,050
Facilities and equipment	8,492,632	5,148,388
Furniture, fixtures and other	241,009	175,607

Total	198,597,787	107,451,057
Less accumulated depletion, depreciation, amortization and impairment	(68,945,779)	(6,986,662)

Total	129,652,008	100,464,395

NON-CURRENT ASSETS
Restricted investment	—	3,565,020
Deferred financing costs	2,371,507	2,634,461

	2,371,507	6,199,481

TOTAL ASSETS	$165,454,418	$201,199,972

The accompanying notes are an integral part of the consolidated financial statements.

GASCO ENERGY, INC.
CONSOLIDATED BALANCE SHEETS (continued)

	December 31,
	2006	2005

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$16,228,056	$3,095,819
Revenue payable	1,678,427	1,658,141
Advances from joint interest owners	2,955,376	2,476,080
Accrued interest	844,102	844,098
Accrued expenses	595,000	383,000

Total	22,300,961	8,457,138

NONCURRENT LIABILITIES
5.5% Convertible Senior Notes	65,000,000	65,000,000
Asset retirement obligation	908,543	223,947
Deferred rent expense	72,993	78,727

Total	65,981,536	65,302,674

COMMITMENTS AND CONTINGENCIES (NOTES 5, 12, 13)

STOCKHOLDERS’ EQUITY
Series B Convertible Preferred stock — $.001 par value; 20,000 shares authorized; 763 shares issued and outstanding with a liquidation preference of $335,720 as of December 31, 2005	—	1
Common stock — $.0001 par value; 300,000,000 shares authorized; 86,173,715 shares issued and 86,100,015 outstanding as of December 31, 2006; 85,041,492 shares issued and 84,967,792 shares outstanding as of December 31, 2005	8,617	8,504
Additional paid-in-capital	162,646,592	157,540,755
Deferred compensation	—	(443,579)
Accumulated deficit	(85,352,993)	(29,535,226)
Less cost of treasury stock of 73,700 common shares	(130,295)	(130,295)

Total	77,171,921	127,440,160

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$165,454,418	$201,199,972

The accompanying notes are an integral part of the consolidated financial statements.

GASCO ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2006	2005	2004

REVENUES
Gas	$19,851,663	$13,462,977	$2,928,689
Oil	1,187,509	605,330	195,199
Gathering	1,941,059	1,411,259	143,326
Interest income	2,694,719	1,383,859	325,001

Total	25,674,950	16,863,425	3,592,215

OPERATING EXPENSES
Lease operating	3,513,568	870,593	638,267
Gathering operations	2,718,357	1,166,841	267,450
Depletion, depreciation and amortization	10,885,697	4,843,439	1,102,575
Impairment	51,000,000	—	—
General and administrative	9,415,787	5,987,019	4,191,978
Interest expense	3,959,308	4,033,168	1,597,775

Total	81,492,717	16,901,060	7,798,045

NET LOSS	(55,817,767)	(37,635)	(4,205,830)

Preferred stock dividends	(1,393)	(33,347)	(140,853)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(55,819,160)	$(70,982)	$(4,346,683)

NET LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.65)	$(0.00)	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING — BASIC AND DILUTED	85,383,306	72,152,977	63,194,223

The accompanying notes are an integral part of the consolidated financial statements.

GASCO ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(55,817,767)	$(37,635)	$(4,205,830)
Adjustment to reconcile net loss to net cash provided by (used in) Operating activities
Depletion, depreciation, amortization and impairment expense	61,816,513	4,829,403	1,085,912
Accretion of asset retirement obligation	69,184	14,036	16,663
Stock compensation	4,151,509	744,235	415,483
Amortization of deferred rent expense	(5,734)	48,727	—
Landlord incentive payment	—	30,000	—
Amortization of beneficial conversion feature	—	—	161,514
Amortization of deferred financing costs	503,216	458,167	294,993
Changes in operating assets and liabilities:
Accounts receivable	(4,129,844)	(3,862,148)	(545,681)
Inventory	(114,516)	(173,068)	(1,009,914)
Prepaid expenses	1,064	(186,999)	59,992
Accounts payable	2,376,327	(3,109,102)	1,113,109
Revenue payable	20,286	1,323,376	91,252
Advances from joint interest owners	479,296	1,584,081	891,999
Accrued interest	4	148,959	695,139
Accrued expenses	12,713	323,000	30,000

Net cash provided by (used in) operating activities	9,362,251	2,135,032	(905,369)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisitions, development and exploration	(79,557,785)	(55,181,914)	(25,736,066)
Cash paid for furniture, fixtures and other	(67,994)	(106,790)	(64,053)
Proceeds from property sales	—	828,102	4,463,161
Investment in short-term investments	—	—	(27,000,000)
Proceeds from the sale of short-term investments	9,000,000	12,000,000	—
Cash designated as restricted	(9,980)	(6,816,967)	(10,313,095)
Cash undesignated as restricted	10,139,000	3,426,042	250,000

Net cash used in investing activities	(60,496,759)	(45,851,527)	(58,400,053)

CASH FLOWS FROM FINANCING ACTIVITIES
Exercise of options to purchase common stock	1,591,674	1,275,743	33,336
Cash paid for debt issuance costs	(240,262)	(275,378)	(4,636,828)
Preferred dividends	(1,393)	(33,347)	(61,793)
Proceeds from sale of common stock	—	79,693,764	21,500,001
Issuance of convertible notes	—	—	65,000,000
Proceeds from 16b violation	—	—	106,858

Net cash provided by financing activities	1,350,019	80,660,782	81,941,394

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(49,784,489)	36,944,287	22,635,972

CASH AND CASH EQUIVALENTS:

BEGINNING OF PERIOD	62,661,368	25,717,081	3,081,109

END OF PERIOD	$12,876,879	$62,661,368	$25,717,081

The accompanying notes are an integral part of the consolidated financial statements.

GASCO ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2006	2005
PRODUCTION INFORMATION
Gas production	1,064,567 mcf	750,392 mcf
Gas price	$4.96 per mcf	$9.58 per mcf

Oil production	6,892 bbl	4,289 bbl
Oil price	$46.55 per bbl	$58.37 per bbl

REVENUES
Gas	$5,278,067	$7,194,049
Oil	320,817	250,367
Gathering	577,304	483,884
Interest income	396,179	404,151

Total	6,572,367	8,332,451

OPERATING EXPENSES
Lease operating	1,367,590	272,478
Gathering operations	893,323	482,521
Depletion, depreciation and amortization	2,909,296	2,492,183
General and administrative	2,373,956	2,064,922
Interest expense	845,970	1,008,290

Total	8,390,135	6,320,394

NET INCOME (LOSS)	(1,817,768)	2,012,057

Preferred stock dividends	—	(5,914)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,817,768)	$2,006,143

NET INCOME (LOSS) PER COMMON SHARE — BASIC AND DILUTED	$(0.02)	$0.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	85,669,255	76,656,206

DILUTED	85,669,255	82,415,452

Reconciliation of net Income Before Impairment Charge (1) from Net Income
(Unaudited)

	Year Ended December 31,
	2006	2005	2004
Net Income (Loss)	$(55,819,160)	$(70,982)	$(4,346,683)
Adjustments to reconcile Net Income before Impairment Charge
Impairment	51,000,000	—	—
Net Income Before Impairment Charge (1)	(4,819,160)	$(70,982)	$(4,346,683)
Weighted Average Common Shares Outstanding—Basic and Diluted	85,383,306	72,152,977	63,194,223
Net Income (Loss) before Impairment Charge per share	$(0.06)	$(0.00)	$(0.07)

(1)	Net Income Before Impairment Charge is calculated as Net Income plus Impairment.